C O N T E N T S



AUDITOR' REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

CONSOLIDATED BALANCE SHEET. . . . . . . . . . . . . . . . . . . . . . F2-F3

CONSOLIDATED STATEMENT OF  DISCONTINUED OPERATIONS. . . . . . . . . . F-4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY. . . . . . . . . . . . F-5

CONSOLIDATED STATEMENT OF CASH FLOWS. . . . . . . . . . . . . . . . . F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS. . . . . . . . . . . . . . F-7-F-14

                            Turner, Stone & Company
                      12700 Park Central Drive, Suite 1610
                              Dallas, Texas 75251


                          Independent Auditor's Report


Board of Directors and Stockholders
Oklahoma Energy Corporation
    and Subsidiaries
Cyril, Oklahoma


We have audited the accompanying consolidated balance sheet of Oklahoma Energy Corporation and subsidiaries as of December 31, 1998, and the related consolidated statement of discontinued operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oklahoma Energy Corporation and subsidiaries at December 31, 1998, and the consolidated results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Edward L. Turner
--------------------
Certified Public Accountants
August 2, 1999

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998



                                     Assets
                                     ------

Current assets:

         Cash                                                 $          10,693
                                                              ------------------

                  Total current assets                                   10,693


Property and equipment, at cost, net of $1,350,861
     of accumulated depreciation, held for resale                     8,933,615
                                                              ------------------

                                                              $       8,944,308
                                                              ==================









The accompanying notes are an integral part of the consolidated financial statements.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998



                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:

         Accounts payable                                      $      1,303,459
         Accrued expenses                                               664,840
         Stockholder advances                                           132,547
         Notes payable                                                  760,000
                                                                ----------------

                  Total current liabilities                           2,860,846
                                                                ----------------
Reserve for estimated costs of refinery
     environmental cleanup                                            2,501,500

Commitments and contingencies                                                 -

Stockholders' equity:

         Preferred stock, $.10 par value, 6,000,000
             shares authorized, 638,647 shares issued
             and outstanding                                             63,866
         Common stock $.05 par value, 50,000,000
             shares authorized, 47,528,244 shares
             issued and outstanding                                   2,376,413
         Paid  in capital in excess of par                           28,211,405
         Accumulated deficit                                    (    27,049,568)
         Treasury stock, 17,233 common shares and
             182,511 preferred shares, at cost                  (        20,154)
                                                                ----------------

                                                                      3,581,962
                                                                ----------------
                                                               $      8,944,308
                                                               =================






The accompanying notes are an integral part of the consolidated financial statements.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF DISCONTINUED OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998




Operating revenues                                           $                -
                                                             -------------------

Operating costs and expenses:

         General and administrative                                     170,164
         Interest expense                                               162,837
                                                             -------------------
                  Total operating costs and expenses                    333,001
                                                             -------------------

Loss before income taxes                                       (        333,001)

Income taxes                                                                  -

Net loss                                                     $ (        333,001)
                                                             ===================


Net loss per share:

         Basic                                               $ (           .007)









The accompanying notes are an integral part of the consolidated financial statements.



                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                                                                               Additional
                                   Preferred Stock         Common Stock          Paid-In     Accumulated    Treasury Stock
                                 Shares       Amount    Shares       Amount      Capital       Deficit         Amount        Total
                                -------    ---------  ----------   ----------  -----------  -------------    ---------    ----------

Balance at December 31, 1997    638,647    $  63,866  47,168,244   $2,358,413  $28,211,405  $(26,716,567)    $(20,154)   $3,896,963

Services for stock                                       360,000       18,000                                                18,000

Net loss
                                                                                             (   333,001)                  (333,001)
                                -------    ---------  ----------   ----------  -----------  -------------    ---------    ----------

Balance at December 31, 1998    638,647    $  63,866  47,528,244   $2,376,413  $28,211,405   (27,049,568)    $(20,154)   $3,581,962
                                =======    =========  ==========   =========== ===========  =============    =========    ==========












The accompanying notes are an integral part of the consolidated financial statements.



                                      F-5

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Cash flows provided (used) by operating activities:

Net loss                                                    $ (         333,001)
                                                            --------------------

Adjustments to reconcile net loss to net cash used in operating activities:

         Common stock issued for service                                 18,000
         Increase (decrease) in accounts payable                          2,311
         Increase (decrease) in accrued expenses                        180,836
                                                            --------------------

         Total adjustments                                              201,147
                                                            --------------------

         Net cash used in operating activities                (         131,854)
                                                            --------------------

Cash flows provided by investing activities                                   -

Cash flows provided by financing activities:

         Advances from stockholders                                     132,547
         Proceeds from note payable                                      10,000
                                                            --------------------

         Net cash provided by financing activities                      142,547
                                                            --------------------

Net increase (decrease) in cash                                          10,693

Cash at beginning of year                                                     -
                                                            --------------------

Cash at end of year                                        $             10,693
                                                           =====================











The accompanying notes are an integral part of the consolidated financial statements.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Operating and financial status of Company
-----------------------------------------

Oklahoma Energy Corporation (the Company) was incorporated on September 4, 1981 under the laws of the State of Oklahoma. In the recent past, the Company's principal business has been the refinery of crude oil into diesel fuel, kerosene, and other industrial products at its refinery in Cyril, Oklahoma (Cyril Refinery), the production of and exploration for crude oil and natural gas and the contract operations of producing oil and gas properties. However, the Company no longer operates the Cyril refinery and the Company has sold all its oil and gas properties and well operations.

In April 1995, the Cyril Refinery stopped its refining because it was unable to achieve profitable operations and pay its obligations on a current basis. The Company is currently in default on a note payable that is secured by the refinery and pledged with all of the outstanding common stock of the subsidiary which owns the refinery, Cyril Petrochemical Corporation (CPC) (Note 2). The viability of the Company to continue as a going concern will be dependent, in large part, on its ability to secure additional sources of financing or equity capital, sell the Cyril Refinery, work out satisfactory arrangements with its lender and/or to conduct profitable operations. Management is currently attempting to sell its Cyril Refinery and has one sale contract pending the evaluation by the buyers of potential environmental remediation exposure (Note
7). In addition, the Company is attempting to obtain external financing and/or equity capital sufficient enough to allow it to once again start up refinery operations.


Principles of consolidation
---------------------------

The consolidated financial statements include the general accounts of Oklahoma Energy Corporation and its wholly owned subsidiaries, Cayman Production Company
(CPCo), Cayman Exploration Corporation (CEC) and Cyril Petrochemical Corporation
(CPC), the Company's only active subsidiary. All intercompany accounts and transactions have been eliminated in the consolidation and each subsidiary corporation has a fiscal year end of December 31.


Cash flow information
---------------------

For purposes of the statement of cash flows, the Company considers cash on hand and all highly liquid debt instruments purchased with an original maturity of three months or less to be cash.


Property and equipment
----------------------

The refinery property and equipment is stated at cost less accumulated depreciation. No depreciation has been taken on the refinery since it discontinued operations in April 1995. Other property costs, less accumulated depreciation, are removed from the accounts upon disposition, and gains or losses on disposals are reflected in operations. All repairs and maintenance are expensed as incurred.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Income taxes
------------

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred taxes are determined based on the estimated future tax effects of temporary differences between the financial statement and tax basis of assets and liabilities. The Company files a consolidated tax return.


Net loss per share
------------------

Basic loss per share is computed by dividing the net loss by the weighted average number of common stock shares outstanding during the year. The weighted average number of common stock shares outstanding for 1998 totaled 47,290,545. No effect has been given to the assumed exercise of convertible preferred stock because the effects would be antidilutive.


2. NOTES PAYABLE


Notes payable at December 31, 1998, consisted of the following:

     Note payable to the Wall Street  Trading Group,
     due January 1, 1999,  with interest accruing at
     8% from June 15, 1998.                                           $ 10,000

     Note payable to Oklahoma Industrial Finance
     Authority with 10.875% interest payable quarterly,
     January,  April, July, October.  The note is
     secured by the  refinery  and the stock of CPC
     is pledged to the  Oklahoma  Industrial Finance
     Authority (OIFA) as collateral. This loan has been
     in default since October 1996 and accrued interest
     payable totals $319,453.                                          750,000
                                                                    ------------
                                                                    $  760,000
                                                                    ============

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. RELATED PARTY TRANSACTIONS


Stockholders
------------

During   the   year   ended   December   31,   1998,   the   Company    received
non-interest-bearing advances from a stockholder totaling $132,547. The advances are due on demand and unsecured.


Officers
--------

During the year ended December 31, 1998, the Company entered into a compensation agreement with an officer. The agreement provides for monthly compensation of $3,000 payable in common stock of the Company. In addition, the agreement provides an option to purchase 750,000 common stock shares at $.05 per share upon the officer successfully obtaining lending arrangements for no less than $1,000,000. This officer resigned from the Company in May 1999 without obtaining the lending arrangements and the agreement was terminated.

For the year ended December 31, 1998, $18,000 of compensation was accrued under this agreement and remains unpaid. The Company intends to pay this amount out of the proceeds from a sale of the refinery (Note 7).


4. COMMITMENTS AND CONTINGENCIES


Trade payables, judgments and liens
-----------------------------------

During the year ended December 31, 1997, the Company wrote off approximately $6,200,000 of unsecured accounts payable management believes it will no longer be liable for because of their age and the lack of collection activity by its creditors. This transaction was accounted for as extinguishment of debt. Management believes the amount it may have to pay on these accounts payable will not be significant although it is not possible to estimate the amounts the Company will ultimately be liable for.

At December 31, 1998, the Company has various judgments against its assets and liens on its Cyril Refinery totaling $1,301,149, plus $326,950 of related accrued interest, $80,838 of which was accrued during the year ended December 31, 1998. These judgments and liens and the related accrued interest are reflected in the accompanying consolidated financial statements as accounts payable and accrued expenses, respectively.


Leases
------

The Company is currently not obligated under any noncancellable operating or capital lease agreements.


Year 2000 computer compliance
-----------------------------

Management  believes  the  Company's  computer  hardware  and  the  software  is currently in compliance with the year 2000 dating issues. Furthermore, management does not believe any additional significant costs will be incurred in dealing with this issue and the accompanying consolidated financial statements do not contain any reserve for this contingency. The Company has charged to expense when incurred approximately $2,000 related to becoming year 2000 compliant.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Because of the unprecedented nature of the year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Company is or will be year 2000 ready, that the Company's remediation efforts will be successful in whole or in part, or that parties with whom the Company does business will be year 2000 ready.


Litigation
----------

At December 31, 1998, the Company is not a party to any litigation, legal proceedings or similar claims.


5. PREFERRED STOCK


The authorized capital stock of the Company includes 6,000,000 shares of preferred stock, par value $0.10 per share. The preferred stock may be issued in one or more series, and the terms and rights of such stock is determined by the Board of Directors.

Preferred stock issued and outstanding at par at December 31, 1998 is as follows:

         Series A cumulative preferred stock, 40,000
         shares issued and outstanding at December 31,
         1998;  $66,805 dividends in arrears at December
         31, 1998;  aggregate liquidation preference
         was $116,805 at December 31, 1998                            $  4,000

         Series B cumulative preferred stock, 83,335
         shares issued and outstanding at December 31,
         1998; $167,014 dividends in arrears at December
         31, 1998; aggregate liquidation preference was
         $292,017 at December 31, 1998                                   8,335


         Series C convertible, exchangeable, preferred stock,
         1,000,000 shares authorized, 33,401 issued and
         outstanding at December 31, 1998; aggregate
         liquidation preference was $3,340 at December 31, 1998;
         convertible to 217,107 shares of common stock at
         December 31, 1998; 19,600 shares held in treasury
         at December 31, 1998                                            3,340

         Series D convertible,  exchangeable, preferred stock,
         1,000,000 shares authorized,  481,911  issued and
         outstanding  at December  31,  1998; aggregate
         liquidation  preference was $1,204,778 at December
         31, 1998; convertible  to1,204,778  shares of common
         stock at December 31, 1998; 162,911 shares held in
         treasury at December 31, 1998                                  48,191

         Series E convertible, exchangeable, preferred stock,
         1,000,000 shares authorized, 0 issued and outstanding
         at December 31, 1998; aggregate liquidation preference
         was $0 at December 31, 1998; convertible to 0 shares
         of common stock                                                   -
                                                                      ----------
                                                                      $ 63,866

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The rights of Series B Preferred Stock are subordinate to those of Series A Preferred Stock. The rights of Series D Preferred Stock are subordinate to those of Series C Preferred Stock, and the rights of Series C and D Preferred Stock are both subordinate to Series A and B Preferred Stock. The rights of Series E Preferred Stock are subordinate to Series A, B, C and D Preferred Stock.

In addition to the cumulative dividends on the Series A ($.10 per share annually) and the Series B ($.12 per share annually) Preferred Stock, each share of the Series A and Series B Preferred Stock is entitled to participate share for share with the common stock in any dividends paid after the holders of the common stock receive dividends of $.25 per share in any year. Dividend payments on Series A and B Preferred Stock are legally restricted until the Company has positive retained earnings. Each share of Series A and B Preferred Stock is entitled to one vote. Series C, D and E Preferred Stock are entitled to vote on an as-converted to common stock basis.


6. COMMON STOCK


Common stock issued
-------------------

On March 7, 1997, the Company sold 15,200,000 shares of its common stock, par value $.10, in a transaction outside the United States without registration under the Securities and Exchange Act (the Act) of 1933. Such sale was offered and accepted by a Canadian company (Purchaser) which was not an U.S. Person as defined in Regulation S of the Act. The Company's common stock was issued in consideration for the assignment of certain contract leasehold rights held by the Purchaser to drill for oil and natural gas in Cameron Parish, Louisiana. These leases are not currently producing. The Company plans to develop the leasehold over the next twelve months, which will requires a significant amount of capital. At this time, the Company does not have the capital to develop these leases, but hopes to secure such financing. Because of the Company's present poor financial condition, there is no assurance that it will be able to secure the financing necessary to develop its Louisiana leasehold rights.

On November 11, 1997, the Company sold 5,000,000 shares of its common stock, par value $.10, in a transaction outside the United States without registration under the Securities and Exchange Act (the Act) of 1933. Such sale was offered and accepted by a Panamanian company (Purchaser) which was not an U.S. Person as defined in Regulation S of the Act. The Company's common stock was issued in consideration for the cancellation of Company debt incurred over the year for the cash to maintain the Cyril Refinery and other general and administrative costs.


7. SUBSEQUENT EVENTS


Reactivation of Cyril Refinery
------------------------------

In January of 1994, the Company reactivated its Cyril Refinery operations. The Company shut down refinery operations in April of 1995. During the sixteen months of operations, the Company experienced substantial mechanical problems and was unable to meet product specifications demanded by its customers. As a result, the Company realized significant losses from its operation of the Cyril Refinery which caused the loss of its crude oil credit lines and the ultimate shut down of refinery operations.

Although the Company is now pursuing financing which will enable it to renew its financing arrangements and allow it to start up operations of the Cyril Refinery again, there is absolutely no assurance that the Company will be successful.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Environmental considerations
----------------------------

In 1988, the Cyril Refinery property formerly owned by the State of Oklahoma, was placed on the National Priority List (NPL). This action was taken by the EPA in accordance with the Comprehensive Environmental Response Compensation Liability Act of 1980 (CERCLA), as amended by the Superfund and Reauthorization Act of 1986 (SARA). In 1991, the EPA concluded a Remedial
Investigation/Feasibility Study (RIFS) of the Cyril Refinery site. The RIFS identified certain areas where contamination and hazardous chemicals exist. The RIFS conclusion was that the contaminants found at the ORC site did not pose an immediate hazard of significant risk to human health at off-site testing locations used by the study. It was therefore determined that the contaminants contained within the ORC site could be remediated over a period of time. In 1991, the EPA issued a Proposed Plan of Action (PPA) which outlined several alternative actions which could be taken to either contain, remediate or remove the identified contaminated material. Following public hearings, the EPA issued its Record of Decision (ROD) which together with the PPA outlines in general the EPA's plan to clean up the entire ORC site.

In April 1997, the Oklahoma Department of Environmental Quality (ODEQ) filed an announcement of changes to the ORC site remediation plan which greatly reduced the scope and cost of the "clean-up" work. They announced that rather than building a bioremediation plan, they plan to isolate the remaining soil into one location on the ORC property (not on the Company's property) where they will "encapsulate" the material with concrete. The ODEQ and EPA have informed the Company that they will transport approximately 1,500 cubic yards of soil from the Company's property to the EPA/ODEQ-controlled property to be encapsulated.

The Company is aware of the need to cooperate with State and Federal agencies to provide a plan and implement that plan to clean up any and all identifiable hazards on its property. In January 1992, the Company executed a Consent Agreement and Final Order with the Oklahoma State Department of Health. All of the work required by this Consent has now been completed by the Company. In addition, to the requirements made of the Company in accordance with the Consent Order, the Company plans to continue to cooperate with the Oklahoma State Department of Health (OSDH) and the EPA to complete the remediation of all hazardous areas located on the CPC property. The Company has developed a plan to achieve this goal and believes that those plans are feasible. Management estimates, based upon review and evaluation of the above studies, that the cost to transport the remaining soil to the EPA encapsulation site is approximately $100,000. This will substantially complete the Company's requirement under the Consent Order Dated January 1, 1992. However, the EPA's Superfund has expended $900,000 to date for environmental remediation pursuant to the 1992 Consent Order. The total estimated cost of the 1992 Consent Order is $1,000,000. This amount has been included in management's reserve for refinery cleanup.

In January 1999, the EPA/ODEQ again addressed environmental issues existing at the Cyril Refinery. The remedial actions cited involved the following items (not listed in order of importance): Asbestos containing materials, storm water and process water issues, hazardous waste treatment, ground water recovery and treatment, PCB oil containing transformers, and hazardous waste storage units. In July 1999, the Company prepared an environmental remediation plan, which addressed these issues. Management estimates, base upon review and evaluation of the above actions, that the cost of these remedial efforts will be $1,501,500 and this amount has been included in management's reserve for refinery cleanup.

                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. INCOME TAXES


Deferred federal income tax provisions result from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes primarily relating to different methods of accounting for environmental clean up reserves.

For the years ended December 31, 1998, pursuant to Statement of Financial Accounting Standards No. 109, the Company has recognized deferred tax assets and liabilities which have been offset by a valuation allowance in the same amount. Significant components of the Company's deferred tax assets and liabilities are summarized below.


         Deferred tax liability relating to refinery property      $( 1,193,622)

         Deferred tax assets:

             Refinery Environmental cleanup reserve                     850,510
             Tax effect of net operating loss carryforwards             603,014
             Investment tax credit carryforwards                        615,500
             Valuation allowance                                    (   875,402)
                                                                   -------------

                                                                   $          -
                                                                   =============


A reconciliation of income tax expense at the statutory federal rate of 34% to income tax expense at the Company's effective tax rate for the years ended December 31, 1998 is as follows.

         Tax computed at statutory rate                       113,220
         Benefit of operating loss carryforward        (      113,220)
                                                      ----------------

         Income tax expense                           $            -
                                                      ================

At December 31, 1998, the Company had available net operating loss carryforwards for federal income tax purposes of approximately $6,500,000, which expire if unused in the years 2001 through 2008. Additionally, the Company has investment tax credit carryforwards of $615,500, expiring through the year 2000. The Company has provided a valuation allowance for the full benefit of its net operating loss carryforwards and investment tax credit carryforwards, because management believes that it is more likely than not that the benefit from these carryforwards will not be realized. The utilization of these carryforwards may also be significantly limited in the future because of the provisions of Section 382 of the Internal Revenue Code of 1986 relating to the Company's 1991 acquisition of CPC.


9. FINANCIAL INSTRUMENTS


The Company's financial instruments, which potentially subject the Company to credit risks, consist of its cash and notes payable.


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
                           OKLAHOMA ENERGY CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash
----

The Company maintains its cash in bank deposit and other accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and does not believe it is subject to any credit risks involving its cash.


Notes payable
-------------

Management believes the carrying value of these notes represent the fair value of these financial instruments because their terms are similar to those in the lending market for comparable loans with comparable risks.


10. SEGMENT INFORMATION


The Company's refinery operations, which are currently discontinued, constitute its only reportable operating segment. Accordingly, the accompanying consolidated financial statements reflect only the assets, liabilities, net assets and operating results related to this discontinued operations.

















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